Exhibit 99.2

Newcastle Investment Corp. NYSE:NCT

FQ2 2015 Earnings Call Transcripts

Wednesday, August 05, 2015 1:00 PM

Call Participants

EXECUTIVES

Cameron MacDougall

Justine A. Cheng

Chief Financial Officer, Chief

Operating Officer and Treasurer

Kenneth M. Riis

Chief Executive Officer, President and

Director

Wesley Robert Edens

Chairman

ANALYSTS

Matthew Howlett

UBS Investment Bank, Research

Division

Sam Choe

Presentation

Operator

Good morning. My name is Robyn, and I will be your conference operator today. At this time, I would like to welcome everyone to the Newcastle Second Quarter 2015 Earnings Call. [Operator Instructions] I will now turn the conference over to our host, Mr. Cameron MacDougall. You may begin your conference.

Cameron MacDougall

Great. Thanks so much. Thank you, and good morning, everyone. I’d like to welcome you today to Newcastle’s Second Quarter 2015 Earnings Call. Joining me here today are Wes Edens, our Chairman of Board of Directors; Ken Riis, our Chief Executive Officer; and Justine Cheng, our Chief Financial Officer.

We posted an investor presentation on our website, which we encourage you to download if you have not already done so.

Before I turn the call over to Wes, I’d like to point out that certain statements made today will be forward-looking statements, and these statements, by their nature, are uncertain and may differ materially from actual results. We encourage you to review the disclaimers and risk factors in our press release and investor presentation regarding forward-looking statements and review the risk factors contained in our annual and quarterly reports filed with the SEC.

And now I’d like to turn the call over to Wes.

Wesley Robert Edens

Chairman

Great. Thanks, Cameron. Thanks, everyone, for dialing in.

I’ll start with a few of the highlights. Second quarter was a very good quarter for Newcastle, strong financial results; core earnings, $0.17, that compares to $0.12 in the first quarter. The highlights of that were the gains from some of the sale on the debt business we’ll talk about in a second. We paid a cash dividend of $0.12, just as we did in the first quarter; GAAP income of $0.26 per share or $17 million.

If you look at Page #4 of our supplement, just to go through some of the highlights. The top of the list is on the debt side. We collapsed 2 of our last 2 CDOs, CDOs VIII and IX. We paid off $159 million in third-party debt, received $70 million in cash proceeds, generated $30 million gain on sale, greatly simplifying our balance sheet and kind of preparing us for our next stage of life; retained $245 million of the assets that are held in these CDOs that are basically unencumbered on our balance sheet. The current portfolio is $373 million of non-agency assets, $202 million in agency securities. And the current path for us, we believe, is — if things go as we planned, is that we expect to liquidate the bulk of those investments between now and year-end; no assurances to that, but that, at this point, is our plan. The core business in our Golf side had a very, very good first 6 months of the year; 5.6% year-over-year growth in June year-to-date compared to last year; same-store June portfolio operating metrics improving year-over-year. Private clubs grew 2.2%. Public golf rounds increased by 3.5%. We’re on track to generate adjusted EBITDA of $30 million to $33 million in 2015. We think that the future in 2016 is even brighter than that.

On Page #5, a little bit more about the Golf business. The big news for the quarter is that we, just yesterday, signed definitive documents to buy back the existing first mortgage debt. If you look at the picture on the left-hand side of it, it gives you a depiction of what it looked like prior to this. There was a first mortgage of which we owned a portion of it, and that portion is owned by a third party; and then a second mortgage owned by another party. That debt was sold in an auction. We were the successful buyer of it. So we bought $157 million of third-party debt at a price at 90% of par or $141 million. The capital structure on the right side shows our new deleveraged balance sheet. So $70 million is all that we have left in short-term debt; equity value of $230 million, which compares to our equity investment of $154 million; so a big gain relative to what we paid for the portfolio originally. That’s the focus on — our management side have done a terrific job in managing it thus far, and we’re now well, well positioned in terms of putting the more long-term capital structure in plan.

If you look on Page #6, it gives you the picture on what the Golf business looks like post debt repurchase. You can see our balance sheet is actually quite simple now; a Real Estate Debt portfolio of non-agency assets of $373 million; agencies at $202 million. Those are short-duration portfolio with mid-teens returns. And then we have the Golf portfolio, 88 properties in prime locations, 14,840 private members; again, our targeted EBITDA for 2015, $30 million to $33 million, with a forecast of ranges substantially better than that down the road.

So with that, let me turn over to Ken Riis to go through some of the details on the debt side. Ken?

Kenneth M. Riis

Chief Executive Officer, President and Director

Thanks, Wes. We had a very active quarter. Going into the quarter, our strategy was to take advantage of low interest rates and tight credit spreads. So the time is right to sell. We sold lower yielding assets while retaining securities and loans with meaningful upside and principal recovery in our portfolio. In the quarter, we sold $203 million of securities at 96% of par and $7 million of real estate properties. Also, we received $32 million of paydowns. The sales generated $30 million of gains, and the $234 million of proceeds were used to pay our third-party debt, resulting in $73 million of net proceeds to NCT. Today, we own $373 million of non-agency assets and $200 million of agency securities. Our expected recovery from this portfolio is $270 million to $320 million.

I’m on Page 10 in the deck. I just wanted to highlight sort of the bulk of our activity related to the collapse of CDOs VIII and IX. Through the sale of assets at par and paydowns received, we paid off all third-party debt, terminating the CDOs and generating $70 million of cash to NCT. We also retained $245 million of assets that were held in the CDOs that are now unleveraged on our balance sheet and represent meaningful recovery of principal to NCT. So our timing was good. We sold assets at a low point in interest rates and maximized proceeds. We also raised cash, allowing us to take advantage of the opportunity to buy back our bulk debt at a discount. So I’m really happy with that.

I’ll pass over to Wes.

Wesley Robert Edens

Chairman

Great. Just back on the kind of Golf business in short. Page 12 is a very good snapshot of what the portfolio looks like. We are the third largest owner-operator of golf courses in the United States. The Golf business is a big business, nearly 14,000 golf courses nationwide. As an owner-operator of 88, that makes us the third largest. So it demonstrates very clearly what the opportunity is, we think, on the consolidation of it. The portfolio is very well located. You would want to have golf in the places where the sun shines. You can see we’ve got big concentrations in California and Texas and the Northwest, in particular. We expect to generate EBITDA, we said, between $30 million and $33 million. The first half was very, very strong for us. It’s a 50% growth in the EBITDA since we actually acquired the portfolio.

Page 13 gives a little bit more detail in terms of some of the underlying metrics in terms of number of rounds played, number of private club members added, et cetera. Again, you can see first half of the year versus second half of the year — or first half of the year. A year ago, we’ve had very substantial growth in [indiscernible], we think, on pace to have a very good next part of the year. If you refer back to the capital structure plan, what we’ve got right now is an underleveraged asset on our balance sheet in the Golf care [ph], of course. So $70 million, we think, is less than the business will comfortably fair, and that’s something we’ll look to put in place over the second half of the year. It’s a capital structure which is a low-cost coupon but also long-dated in its maturity that, we think, again, takes advantage of our ability to buy back the debt at a discount. So that should be a good financial result for us in the short term and a good operating result in the long term so we can put the right debt in place to grow the business properly.

If you refer back to Page #7, which is the sum of the parts valuations. Just pull it up here as well, if you can. I have the copy of it, yes. This is a question we often get asked. So let me just walk through this page, and then I’ll open it up for questions. So — excuse me, I’ll give it over to Justine to go through the numbers, no other [ph] questions. So the illustrative sum of the parts, the current market capitalization of the company, $326 million or $4.91 a share, the way we look at the business is it’s broken into the components listed below. The Real Estate Debt portfolio, which, again — now that it is unleveraged on our balance sheet, we think it is something that is readily salable. And we expect to harvest that in due course over the next 6 to 12 months. The golf course value, we give a range of valuations there. There’s a lot of clarity now in that in terms of the positioning of that asset, the growth of it, and now the capital structure is there. Investable cash is likely to go up a fair bit because we’re going to — as we liquidate our debt security, as we look to leverage the golf course and put more investable cash. We’ve got thoughts both in the golf course business as well as on a few other regards and things that we’re looking at that we’ll give you reports on in the future. So net of those, we add those all up. Now for the range of valuations between $6 and $7 a share, we think that’s a good starting point of departure in terms of valuation discussions. That’s obviously a substantial premium to the $4.91 we are right now. So we think the company represents really good value there.

Justine, do you want to go through the highlights?

Justine A. Cheng

Chief Financial Officer, Chief Operating Officer and Treasurer

Sure. To wrap up, we had a terrific second quarter. We monetized a good portion of our legacy real estate portfolio and generated $30 million gain and $73 million of net proceeds for reinvestment. We collapsed our 2 main CDO portfolios and retained the $245 million of assets, which we expect to continue to generate mid-teen returns. And on the Golf side, as we discussed, we agreed to acquire the debt back at an attractive discount, which will generate a $15 million gain. And that business, as we just heard, is well on track to hit our targeted EBITDA of $30 million to $33 million. As a result, our balance sheet is pretty simple right now. The debt portfolio ended in Q2 was $575 million of asset face value, of which $373 million are unencumbered assets and $202 million are agency securities. On the Golf side, in Q2, we had $83 million invested. And pro forma for the buyback, that will increase to $154 million invested. Post the Golf deal, we’ll have cash balance of roughly $35 million.

To summarize our earnings quickly, which was on Page 3, our core earnings was $12 million this quarter or $0.17 per share. Roughly 60% of that, of the net investment income, came from our debt portfolio, and the balance came from the positive contribution of Golf during their high season. Our AFFO, with adjusted core [ph] to include net gains from sale, was $27 million this quarter or $0.40 per share. Our GAAP income was $17 million or $0.26 per share, which includes the impact of D&A of $10 million or $0.14 per share. And lastly, our dividend declared for Q2 was $8 million or $0.12 per share, which, annualized, represents a 10% yield on our current stock price. We are very pleased with the results this quarter, and we look forward to reporting our progress in Q3.

And with that, I’ll turn the call back over to the operator.

Question and Answer

Operator

[Operator Instructions] And your first question is from Doug Harter from Credit Suisse.

Sam Choe

This is actually Sam Choe covering for Doug Harter. I just had a — I guess I just wanted to have a — kind of a big picture question. So you guys mentioned that you’re liquidating the — I mean, you liquidated the CDO and the debt portfolio. You mentioned that it’s going to happen throughout the course. So how are you thinking about utilizing the capital going forward? Is it safe to say that, well, all of that will be used for the Golf business?

Wesley Robert Edens

Chairman

The answer is [indiscernible] by the Golf business, and it could be all of these by the Golf business. We think there are opportunities there. There’s a number of initiatives that we have got. So we are examining. We are happy with the results, I said. When we first made the investment in the Golf business, we thought for certain it was a good trade and we thought that prospectively, it was a good business. I think now that we see the results of the business, we are certainly more focused on the latter part of that. We do think it is a good business opportunity. And we’re not in a rush to liquidate the debt investments. We want them to get harvested in their kind of natural course because we do think there’s a substantial amount of discount to still be realized there. But as we make those realizations, as we generate incremental proceeds, we’ll then evaluate what we should be doing in the investment side. But certainly, the Golf is a significant portion of it. We have thoughts in other related investments as well.

Sam Choe

I see. So I mean, you gave the time line for liquidating the next 6 to 12 months. So I mean — so is that — so could that change given a significant change in market conditions?

Wesley Robert Edens

Chairman

It could change in market conditions, of course. So we should be mindful of that. So we’re not going to sell if the market got very bad. It’s an interesting time in the world, right. There’s a lot of uncertainty in different parts of the world, China and Greece, et cetera, that affect our market here, but we think if things stay kind of on their natural course that that’s what you should expect.

Operator

[Operator Instructions] And the next question is from Matthew Howlett from UBS.

Matthew Howlett

UBS Investment Bank, Research Division

Congratulations. It’s quite a surprise to see the Golf debt paid off and collapsed finally the 2 CDOs. And they’re just going to go a long way to simplify the story in the balance sheet. My question is on the assets you took back from the CDOs, again, those were the lower — the bigger discounted securities, is one of the — is that the Intrawest preferred? Is that included in the securities you took back? And if so, are there any plans with that company or that asset? I know it’s — I think it steps up in terms of the coupon at some point.

Wesley Robert Edens

Chairman

It was part of the asset. So it’s a part of the balance sheet. It’s been a great performing part of the balance sheet, and I really can’t comment on Intrawest. They are separate public company. You can talk to those folks in terms of what they’re doing, their prospects, et cetera. We’re happy with our investment in the company. In another part of the firm, we’re an equity holder, obviously, of the company. We’re pleased with the results of that company as well, but there are — there’s nothing really to talk about in terms of plans for that right now. That’s really — and a question best directed to those folks.

Matthew Howlett

UBS Investment Bank, Research Division

Okay, got you. And then, I guess, just when you liquidate that, those legacy assets, it’s just a — kind of dig a little bit deeper. I mean, are we talking redeploying those into more debt assets made possibly using a credit line? Or are we talking about equity investments along the way of other real estate that, I think, you guys have talked about sort of becoming this diversified real estate company, entertainment?

Wesley Robert Edens

Chairman

Yes. I don’t have any plans to deploy the capital back into the debt business, of course. If there’s something opportunistic that we thought made a lot sense, we would certainly evaluate that, but that’s not our plan. We do think — the investors, I think, have been patient, and we’ve been consistent in what our message was, that as we saw opportunities to wind down the debt business, we would. We would find — seek to find other things to redeploy them in. We made the investment in the Golf business. That’s actually been a lucrative one for us, and we think that there is more to go on that side. And so it’s — very much, that’s the plan. As always, we’ve got a good track record for this, I think. We look for other things that we think are opportunistic. And there are a couple of things on the horizon that, I think, are interesting and worthwhile in examining, but they’re not we had fleshed out to the point where it’s actually a good idea to talk about them publicly. Obviously, if we did something, then we would talk about it immediately, obviously. But right now, the plan is exactly as I laid out.

Matthew Howlett

UBS Investment Bank, Research Division

Let me fill up this, Wes, then. On the Golf, you’ve talked about — I mean, there’s a nice growth in the EBITDA. You’re hitting your targets. But what else can you do on those properties to increase the revenue? You talked about bringing in like driving ranges and other entertainment. Is there more to do just on the existing assets that you have?

Wesley Robert Edens

Chairman

I think there’s a time to do it. I said there are 2 big areas of opportunity, and the Golf business would be one. We haven’t talked about the top golf light [ph] experience, and we think that some of our courses would be suitable for conversion in all or in part of the assets, something that we’re examining for sure. I haven’t made a conclusion about that, but it’s something we talked about because I think that, that is kind of a version 2.0 of the Golf business. There’s been success of those businesses that have been well reported in the financial press, and so we definitely have spent some time on that and we’re going to continue to look at that. I think also, within the Golf business itself, what you’re going to see is there will be, from time to time, some substantial real estate opportunities. In some cases, you end up with underperforming golf course assets that are located in densely populated places, where the value of the real estate exceeds the value of the golf course. We’ve got a couple of locations that we think are stark examples of that, and so those are the kind of things. They’re idiosyncratic. And again, it’s hard to model around those, but those are the kind of things in a bigger portfolio. You’d certainly see some. And we think there are opportunities that exist like that across the country. So the core business is owning, managing, returning capital. That’s the core business, the Golf business. We’re very happy with our management on that front.

Matthew Howlett

UBS Investment Bank, Research Division

Great. And just a last question on dividend. I mean, in terms of getting that intrinsic value you laid out and reported doesn’t make sense. Previously, it made sense. Or you guys have the ability to increase the return of capital via increasing the dividend.

Wesley Robert Edens

Chairman

Yes. So I mean, for the question on the dividend, I think it’s a board matter, obviously. We talk about it with our board. I think given the state of conversion that we’re going through right now, it’s the kind of thing that we will examine at the end of the year. It’s what I would expect in the ordinary course. And so we’ve been a consistent payer of the dividend. We certainly are well covered — more than well covered than where we are right now, but that’s something we’ll examine with our board as the year goes on.

Operator

And there are no further questions.

Wesley Robert Edens

Chairman

Great. Well, thanks, everyone, for dialing in. I look forward to updating you with our third quarter results this fall. Thank you.

Operator

This does conclude today’s conference. You may now disconnect.